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                                                                     EXHIBIT 3.5


Industry Canada                           [Industrie Canada]
Canada Business                           [Loi canadienne sur les
Corporations Act                          societes par actions]

FORM 1                                    [FORMULE 1]
ARTICLES OF INCORPORATION                 [STATUTS CONSTITUTIFS]
(SECTION 6)                               [(ARTICLE 6)]

1- Name of corporation                    [Denomination de la societe]

3919056 CANADA LTD.

2- Place in Canada where the registered office is to be situated
[Lieu au Canada ou doit etre situe le siege social]

Winnipeg, Manitoba

3- The classes and any maximum of shares that the corporation is authorized to issue
[Categories et tout nombre maximal d'actions que la societe est autorisee a emettre]

Unlimited number of Class A Common shares, unlimited number of Class B Common shares, unlimited number of Class A Preference shares, unlimited number of Class B Preference shares and unlimited number of Class C Preference shares

The annexed Schedule I containing the rights, privileges, restrictions and conditions attached to each class of shares is incorporated in this form

4- Restrictions if any on shares transfers
[Restrictions sur le transfert des actions, s'il y a lieu]

The annexed Schedule II is incorporated in this form

5- Number (or minimum and maximum number) of directors
[Nombre (ou nombre minimum el maximum) d'administrateurs]

minimum of one (1); maximum of twenty (20)

6- Restrictions if any on business the corporation may carry on [Limited imposees quant aux activites que la societe peut exploiter, s'il y a lieu]

Nil

7- Other provisions if any
[Autres dispositions s'il y a lieu]

The annexed Schedule III is incorporated in this form.

                                       8

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8- Incorporators - [Fondateurs]

Name - [Noms]

Beate Abrahams-Bolen

Address (include postal code) - [Adresse (inclure le code postal)]

719 Warsaw Avenue
Winnipeg, Manitoba R3M 1B6

Signature

/s/  ___________________________

FOR DEPARTMENTAL USE ONLY - [A L'USAGE DU MINISTERE SEULEMENT]

Corporation No. - [No de la societe]

391905-6

Filed - [Deposee]

JUL 06 2001

IC 7530-21-936-1385 (05-91) 46

383456\01

                                       9

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                      THIS IS SCHEDULE I referred to in the
          Articles of Incorporation of CANADA LTD. (the "Corporation").

         The Class A Common shares, the Class B Common shares, the Class A Preference shares, the Class B Preference shares and the Class C Preference shares of the Corporation shall have attached thereto the rights, privileges, restrictions and conditions hereinafter set forth.

                                   ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS

         Whenever used in these Articles, the following words and terms shall have the respective meanings ascribed to them as follows:

         (a) "BUSINESS DAY" mean a day other than a Saturday, a Sunday or any other day upon which the main branch of the Corporation's banker is not open for the transaction of regular business throughout normal banking hours;

         (b) "CLASS A PREFERENCE AMOUNT" means the amount of $1.00 per share;

         (c) "CLASS B PREFERENCE AMOUNT" means the amount of $1.00 per share;

         (d) "CLASS C PREFERENCE AMOUNT" has the meaning ascribed thereto in Section 6.3 below;

         (e) "COMMON SHARES" means, collectively, the Class A Common shares and the Class B Common shares of the Corporation;

         (f) "DIRECTORS" means the board of directors of the Corporation, as the same may be constituted from time to time;

         (g) "HOLDER'S REQUEST" means a request in writing by a shareholder of the Corporation whose shares carry a Retraction Privilege specifying (i) that such shareholder desires to have his or her Retracted Shares redeemed by the Corporation, and (ii) the Retraction Date;

         (h) "LIQUIDATION AMOUNT" means, with respect to any Preference Share, the Preference Amount per such share together with all declared but unpaid dividends thereon at the time of the Winding-Up of the Corporation;

         (i) "PREFERENCE AMOUNT" means, with respect to the Class A Preference shares, the Class A Preference Amount, with respect to the Class B Preference shares, the Class B Preference Amount, and with respect to the Class C Preference shares, the Class C Preference Amount;

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                                       -2-

         (j) "PREFERENCE SHARES" means, collectively, the Class A Preference shares, the Class B Preference shares and the Class C Preference shares of the Corporation;

         (k) "REDEMPTION DATE" means the date specified in a Redemption Notice on which shares of the Corporation with respect to which the Corporation has a Redemption Right are to be redeemed;

         (l) "REDEMPTION NOTICE" means a notice in writing by the Corporation to a holder of shares of the Corporation with respect to which the Corporation has a Redemption Right of the intention of the Corporation to exercise its Redemption Right and redeem such shares;

         (m) "REDEMPTION PRICE" means, with respect to a share of the Corporation with respect to which the Corporation has a Redemption Right, the Preference Amount per such share together with all declared but unpaid dividends thereon to and including the Redemption Date;

         (n)      "REDEMPTION RIGHT" shall have the meaning ascribed thereto in
                  Section 1.4 below;

         (o)      "RETRACTED SHARES" shall have the meaning ascribed thereto in
                  Section 1.3 below;

         (p) "RETRACTION DATE" means the business day specified by a shareholder that has delivered a Holder's Request to the Corporation on which such shareholder desires to have the Corporation redeem his or her Retracted Shares, provided that no Retraction Date may be specified that is prior to twenty business days after delivery of the Holder's Request to the Corporation, unless the Corporation waives such period of time in whole or in part;

         (q) "RETRACTION PRICE" means, with respect to a share of the Corporation which entitles the holder thereof to a Retraction Privilege, the Preference Amount per such share together with all declared but unpaid dividends thereon to and including the Retraction Date;

         (r) "RETRACTION PRIVILEGE" shall have the meaning ascribed thereto in Section 1.3 below; and

         (s) "WINDING-UP OF THE CORPORATION" means any liquidation, dissolution or winding-up, whether involuntary or otherwise, or other distribution of the assets of the Corporation or repayment of capital to the shareholders of the Corporation for the purpose of winding-up its affairs.

1.2      INTERPRETATION

         In these Articles, (1) words importing the singular number only shall include the plural and vice versa, (2) words importing the use of one gender only shall include all genders, (3) subject as hereinbefore provided, reference to one class of shares ranking on a parity with

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                                       -3-

another class of shares means ranking on a parity with respect to payment of dividends and distribution of assets in the event of the Winding-Up of the Corporation, to the extent of their respective rights in that connection, (4) "person" includes an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative and (5) the division of these Articles into articles and sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of these Articles.

1.3      RETRACTION PRIVILEGE

         Any holder of shares of a class of the Corporation which carry a Retraction Privilege shall be entitled to require the Corporation to redeem, at any time or from time to time, all or any part of such shares registered in the name of such holder on the books of the Corporation, by tendering to the Corporation, at its registered office, the share certificate or certificates representing such shares (in this Article 1, the "Retracted Shares") which the registered holder thereof desires to have the Corporation redeem, together with a Holder's Request. Upon the receipt of a share certificate or certificates representing the Retracted Shares together with the Holder's Request, the Corporation shall, on the Retraction Date, redeem the Retracted Shares by paying the registered holder thereof at the address specified in the Holder's Request the Retraction Price per such Retracted Share. Payment of the aggregate Retraction Price for the Retracted Shares shall be made by cheque payable at par at any branch of the Corporation's banker for the time being in Canada. The Retracted Shares shall be redeemed on the Retraction Date, and from and after the Retraction Date such shares shall cease to be entitled to any dividends thereon and the holders thereof shall not be entitled to exercise any of the rights of holders of such class of shares in respect thereof unless payment of the aggregate Retraction Price as aforesaid is not made on the Retraction Date, in which event the rights of the holders of the Retracted Shares shall remain unaffected. Retraction proceeds that are represented by a cheque which has not been presented to the Corporation's banker for payment or that otherwise remain unclaimed for a period of six (6) years from the Retraction Date shall be forfeited to the Corporation.

1.4      REDEMPTION RIGHT

         The Corporation may, upon giving notice as hereinafter provided, redeem, at any time or from time to time, all or any part of the then outstanding shares of any class of the Corporation with respect to which the Corporation has a Redemption Right, on payment for each share to be redeemed of the Redemption Price per share. In the event of a redemption of part only of the then outstanding shares of such class, such redemption shall be effected pro rata among the holders thereof, provided, that, with the prior written consent of all the holders thereof, such redemption may be effected selectively among the holders thereof, such that, for greater certainty, the shares of such class held by one or more holders thereof may be redeemed without shares of other holders of shares of such class thereof being redeemed concurrently therewith, or at all. In the case of such redemption of shares, the Corporation shall, at least twenty business days before the Redemption Date specified for redemption deliver to each person (whose or part of whose shares are to be redeemed) who at the date of such notice is a registered owner of shares to be redeemed, a Redemption Notice, provided that any holder of shares to be redeemed may waive the said period of twenty business days, in whole or in part, in writing. The Redemption Notice shall be delivered to each such person at such person's address as the same

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                                      -4-

appears on the books of the Corporation in the manner provided for in Section
7.2 hereof. Accidental failure or omission to deliver the Redemption Notice to one or more holders shall not affect the validity of such redemption but upon such failure or omission being discovered, the Redemption Notice shall be forthwith delivered to such holder or holders and shall have the same force and effect as if given in due time.

         The Redemption Notice shall set out the Redemption Price and the Redemption Date, and if part only of the shares held by the person to whom such Redemption Notice is addressed is to be redeemed, the number thereof so to be redeemed. On or after the Redemption Date, the Corporation shall pay or cause to be paid, to or to the order of the registered holders of the shares so to be redeemed, the Redemption Price in respect thereof, on presentation and surrender at the registered office of the Corporation, or any other place designated in the Redemption Notice, of the share certificate or certificates representing the shares so called for redemption. Such payment shall be made by cheque of the Corporation payable at par at any branch of the Corporation's banker for the time being. If a part only of the shares represented by any share certificate or certificates are to be redeemed, a new share certificate or certificates for the balance thereof shall be issued at the expense of the Corporation.

         The Corporation shall have the right, at any time after the delivery of the Redemption Notice, to deposit the aggregate Redemption Price for the shares so called for redemption, or of such of the shares which are represented by certificates which have not, at the date of such deposit, been surrendered by the holders thereof in connection with such redemption, to a special account in any chartered bank or any trust company in Canada named in the Redemption Notice, to be paid on or after the Redemption Date without interest to or to the order of the respective holders of the shares called for redemption upon presentation and surrender to such bank or trust company of the share certificate or certificates representing such shares. Upon such deposit being made or upon the Redemption Date, whichever is the later, the shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof shall be limited to receiving, without interest, their proportionate part of the aggregate Redemption Price so deposited upon presentation and surrender of the said share certificate or certificates held by them respectively. Any interest allowed on any such deposits shall belong to the Corporation.

         From and after the date specified for redemption in the Redemption Notice, the shares called for redemption shall cease to be entitled to exercise any of the rights of shareholders in respect of such shares unless payment of the Redemption Price in respect thereof shall not be made upon presentation and surrender of the share certificate or certificates in accordance with the foregoing provisions, in which case the rights of the holders thereof shall remain unaffected. Redemption proceeds that are represented by a cheque which has not been presented to the Corporation's banker for payment or that otherwise remain unclaimed (including money held on deposit in a special account as hereinbefore provided) for a period of six (6) years from the date specified for redemption shall be forfeited to the Corporation.

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                                      -5-

                                    ARTICLE 2
                              CLASS A COMMON SHARES

2.1      VOTING RIGHTS

         The holders of the Class A Common shares (1) shall have full voting rights for the election of Directors and for all other purposes whatsoever, (2) shall have one such vote for each Class A Common share held and (3) shall be entitled to be given or to receive notice of and to attend meetings of the shareholders of the Corporation.

2.2      DIVIDEND RIGHTS

         Subject to the rights of the holders of the Preference Shares, the holders of the Class A Common shares shall be entitled to receive, if, as and when declared by the Directors, such dividends as may be declared thereon by the Directors from time to time. Holders of Class A Common shares shall be entitled to receive dividends con the Class A Common shares exclusive of any other shares of the Corporation.

2.3      RETURN OF CAPITAL

         Subject to the rights of the holders of the Preference Shares, the holders of the Class A Common shares shall have the right to share ratably, on a parity with the holders of shares of all other classes of Common Shares, in the remaining assets of the Corporation upon any Winding-Up of the Corporation.

                                    ARTICLE 3
                              CLASS B COMMON SHARES

3.1      VOTING RIGHTS

         The holders of the Class B Common shares, as such, shall not be entitled to receive notice of or to attend or vote at any meeting or meetings of the shareholders of the Corporation.

3.2      DIVIDEND RIGHTS

         Subject to the rights of the holders of the Preference Shares, the holders of the Class B Common shares shall be entitled to receive, if, as and when declared by the Directors, such dividends as may be declared thereon by the Directors from time to time. Holders of Class B Common shares shall be entitled to receive dividends on the Class B Common shares exclusive of any other shares of the Corporation.

3.3      RETURN OF CAPITAL

         Subject to the rights of the holders of the Preference Shares, the holders of the Class B Common shares shall have the right to share ratably, on a parity with the holders of shares of all other classes of Common Shares, in the remaining assets of the Corporation upon any Winding-Up of the Corporation.

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                                      -6-

                                    ARTICLE 4
                            CLASS A PREFERENCE SHARES

4.1      VOTING RIGHTS

         The holders of the Class A Preference shares (1) shall have full voting rights for the election of Directors and for all other purposes whatsoever, (2) shall have one such vote for each Class A Preference share held and (3) shall be entitled to be given or to receive notice of and to attend meetings of the shareholders of the Corporation.

4.2      DIVIDEND RIGHTS

         Subject to the rights of the holders of Class C Preference Shares, the holders of the Class A Preference shares shall be entitled to receive, in respect of each fiscal year of the Corporation if, as and when declared by the Directors, a non-cumulative dividend determined as a percentage of the aggregate Class A Preference Amount of the Class A Preference shares then outstanding and as may be determined by the Directors from time to time, provided that such percentage shall not in any event exceed the rate of ten (10%) percent. No dividends shall be declared or paid at any particular time in respect of any class of Common Shares unless all dividends which have been declared at that particular time and which remain unpaid on the Class A Preference shares then issued and outstanding have been paid or provided for at the date of such declaration or payment. If within four months after the expiration of any fiscal year of the Corporation, the Directors shall not have declared the said maximum permitted non-cumulative dividends in respect of that fiscal year on the Class A Preference shares, then the right of the holders thereof to such dividends or to any undeclared part thereof in respect of any such fiscal year shall be forever extinguished. The holders of the Class A Preference shares shall not be entitled to any dividends in respect thereof other than or in excess of the dividends provided for in this Section 4.2 and, subject to Section 4.3 hereof, shall not otherwise be entitled to share in the profits or assets of the Corporation.

4.3      RETURN OF CAPITAL

         Subject to the rights of the holders of the Class C Preference shares, upon any Winding-Up of the Corporation, the holders of the Class A Preference shares shall be entitled to receive in priority to the holders of the Common Shares and on a parity with the holders of shares of all classes of Preference Shares other than the Class C Preference shares (ratably in proportion to the respective amount the holders of shares of each class would be entitled to receive if they were paid the Liquidation Amount per issued share), the Liquidation Amount per share. After payment to the holders of the Class A Preference shares of the Liquidation Amount per share as aforesaid, the holders of the Class A Preference shares shall have no right or claim to any of the remaining assets of the Corporation. If the assets distributable on such Winding-Up of the Corporation shall be insufficient to permit the payment to the holders of the Class A Preference shares of the Liquidation Amount per share in full, then such assets, or the proceeds thereof, shall be distributed among the holders of the Class A Preference shares ratably in proportion to the respective amounts the holders of such shares would be entitled to receive if they were paid the Liquidation Amount per share in full as aforesaid. For greater certainty, it is hereby declared that upon any Winding-Up of the Corporation, the holders of the Class A

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                                      -7-

Preference shares then outstanding shall be entitled to receive the Liquidation Amount per share before any payment or distribution of assets shall be made to the holders of the Common Shares.

4.4      RETRACTION PRIVILEGE

         The holders of Class A Preference shares shall have a Retraction Privilege in respect of each of such shares.

4.5      REDEMPTION

         The Corporation shall have a Redemption Right in respect of each of the Class A Preference shares of the Corporation.

                                    ARTICLE 5
                            CLASS B PREFERENCE SHARES

5.1      VOTING RIGHTS

         The holders of the Class B Preference shares, as such, shall not be entitled to receive notice of or to attend or vote at any meeting or meetings of the shareholders of the Corporation.

5.2      DIVIDEND RIGHTS

         Subject to the rights of the holders of Class C Preference Shares, the holders of the Class B Preference shares shall be entitled to receive, in respect of each fiscal year of the Corporation if, as and when declared by the Directors, a non-cumulative dividend determined as a percentage of the aggregate Class B Preference Amount of the Class B Preference shares then outstanding and as may be determined by the Directors from time to time, provided that such percentage shall not in any event exceed the rate of ten (10%) percent. No dividends shall be declared or paid at any particular time in respect of any class of Common Shares unless all dividends which have been declared at that particular time and which remain unpaid on the Class B Preference shares then issued and outstanding have been paid or provided for at the date of such declaration or payment. If within four months after the expiration of any fiscal year of the Corporation, the Directors shall not have declared the said maximum permitted non-cumulative dividends in respect of that fiscal year on the Class B Preference shares, then the right of the holders thereof to such dividends or to any undeclared part thereof in respect of any such fiscal year shall be forever extinguished. The holders of the Class B Preference shares shall not be entitled to any dividends in respect thereof other than or in excess of the dividends provided for in this Section 5.2 and, subject to Section 5.3 hereof, shall not otherwise be entitled to share in the profits or assets of the Corporation.

5.3      RETURN OF CAPITAL

         Subject to the rights of the holders of the Class C Preference shares, upon any Winding-Up of the Corporation, the holders of the Class B Preference shares shall be entitled to receive in priority to the holders of the Common Shares and on a parity with the holders of shares of all classes of Preference Shares other than the Class C Preference shares (ratably in proportion to the respective amount the holders of shares of each class would be entitled to

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                                      -8-

receive if they were paid the Liquidation Amount per issued share), the Liquidation Amount per share. After payment to the holders of the Class B Preference shares of the Liquidation Amount per share as aforesaid, the holders of the Class B Preference shares shall have no right or claim to any of the remaining assets of the Corporation. If the assets distributable on such Winding-Up of the Corporation shall be insufficient to permit the payment to the holders of the Class B Preference shares of the Liquidation Amount per share in full, then such assets, or the proceeds thereof, shall be distributed among the holders of the Class B Preference shares ratably in proportion to the respective amounts the holders of such shares would be entitled to receive if they were paid the Liquidation Amount per share in full as aforesaid. For greater certainty, it is hereby declared that upon any Winding-Up of the Corporation, the holders of the Class B Preference shares then outstanding shall be entitled to receive the Liquidation Amount per share before any payment or distribution of assets shall be made to the holders of the Common Shares.

5.4      RETRACTION PRIVILEGE

         The holders of Class B Preference shares shall have a Retraction Privilege in respect of each of such shares.

5.5      REDEMPTION

         The Corporation shall have a Redemption Right in respect of each of the Class B Preference shares of the Corporation.

                                    ARTICLE 6
                            CLASS C PREFERENCE SHARES

6.1      VOTING RIGHTS

         The holders of the Class C Preference shares, as such, shall not be entitled to receive notice of or to attend or vote at any meeting or meetings of the shareholders of the Corporation.

6.2      ONE ISSUANCE

         The Corporation is authorized to make only one issuance of Class C Preference shares.

6.3      CLASS C PREFERENCE AMOUNT

         The Class C Preference Amount in respect of a Class C Preference share shall be the fair market value of the aggregate consideration received by the Corporation in respect of the first issuance of the Class C Preference shares, which shall be the fair market value stated in any agreement to issue such Class C Preference shares or, in the absence of any such stated fair market value, the amount determined by the Directors, divided by the number of Class C Preference shares issued at that time; provided that if at any particular time the fair market value of such consideration should be determined, whether (1) by tribunal or court of competent jurisdiction or (2) by agreement with the Canada Customs and Revenue Agency, to be different from the fair market value as last determined, the fair market value of such consideration shall be adjusted by being increased or decreased so as to equal the fair market value so determined. The fair market value so adjusted shall be effective as of the time the Class C Preference shares were

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                                      -9-

issued and the Class C Preference Amount in respect of the Class C Preference shares shall be appropriately adjusted. Where an adjustment is made under this paragraph to the Class C Preference Amount of a Class C Preference share after that share has been redeemed by the Corporation, a payment of share or non-share consideration shall be made by either the Corporation or the former holder of that share such that the amount received by the former holder of that share in respect of the Class C Preference Amount on its redemption is no greater or less than the Class C Preference Amount so adjusted.

6.4      DIVIDEND RIGHTS

         The holders of the Class C Preference shares shall be entitled to receive in respect of each fiscal year of the Corporation if, as and when declared by the Directors, a non-cumulative dividend determined as a percentage of the aggregate Class C Preference Amount of the Class C Preference shares then outstanding and as may be determined by the Directors from time to time, provided that such percentage shall not in any event exceed the rate of ten (10%) percent. No dividends shall be declared or paid at any particular time in respect of any class of Common Shares unless all dividends which have been declared at that particular time and which remain unpaid on the Class C Preference shares then issued and outstanding have been paid or provided for at the date of such declaration or payment. If within four months after the expiration of any fiscal year of the Corporation, the Directors shall not have declared the said maximum permitted non-cumulative dividends in respect of that fiscal year on the Class C Preference shares, then the right of the holders thereof to such dividends or to any undeclared part thereof in respect of any such fiscal year shall be forever extinguished. The holders of the Class C Preference shares shall not be entitled to any dividends in respect thereof other than or in excess of the dividends provided for in this Section 6.4, and, subject to Section 6.5 hereof, shall not otherwise be entitled to share in the profits or assets of the Corporation.

6.5      RETURN OF CAPITAL

         Upon any Winding-Up of the Corporation, the holders of the Class C Preference shares shall be entitled to receive, in priority to the holders of the Common Shares and the holders of shares of all other classes of Preference Shares, the Liquidation Amount per share. After payment to the holders of the Class C Preference shares of the Liquidation Amount per share, the holders of the Class C Preference shares shall have no right or claim to any of the remaining assets of the Corporation. If the assets distributable on such Winding-Up of the Corporation shall be insufficient to permit the payment to the holders of the Class C Preference shares of the Liquidation Amount per share in full, then such assets, or the proceeds thereof, shall be distributed among the holders of the Class C Preference shares ratably in proportion to the respective amounts the holders of such shares would be entitled to receive if they were paid the Liquidation Amount per share. For greater certainty, it is hereby declared that upon the Winding-Up of the Corporation the holders of the Class C Preference shares then outstanding shall be entitled to receive the Liquidation Amount per share in full before any payment or distribution of assets shall be made to the holders of the Common Shares or any other class of Preference Shares.

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                                      -10-

6.6      RETRACTION PRIVILEGE

         The holders of Class C Preference shares shall have a Retraction Privilege in respect of each of such shares.

6.7      REDEMPTION

         The Corporation shall have a Redemption Right in respect of each of the Class C Preference shares of the Corporation.

                                    ARTICLE 7
                                  MISCELLANEOUS

7.1      PURCHASE OF SHARES

         Subject as hereinbefore provided, the Corporation may, at any time or from time to time, purchase for cancellation all or any part of the outstanding shares of any class or classes of the Corporation (1) by invitation for tenders addressed to all of the holders of record of the class or classes of shares which the Corporation so desires to purchase for cancellation or (2) by private contract with any holder or holders of shares of any class or classes of the Corporation, at the lowest price or prices which, in the opinion of the Directors, such shares are then obtainable. If, in response to an invitation for tenders as hereinbefore provided, more shares of the particular class or classes are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Corporation shall accept, to the extent required, the tenders submitted at the lowest price and then, if and so required, and so on and so forth, the tenders submitted at progressively higher prices and, if more shares are tendered at any such price than the Corporation is prepared to purchase, the shares tendered at such price shall be purchased as nearly as may be pro rata (disregarding fractions) according to the number of such shares of such class or classes so tendered by each of the holders of such shares who submitted tenders at that price.

7.2      NOTICES

         Any cheque or notice or other communication (which, whether or not expressly stipulated herein, shall be in writing) from the Corporation to a holder of shares of the Corporation or from a holder of shares of the Corporation to the Corporation may be (1) delivered personally by leaving it with the party to whom it is to be so delivered, (2) delivered by facsimile transmission to the party to whom it is to be delivered or (3) mailed by prepaid registered mail (with acknowledgement of receipt requested) to the party to whom it is to be delivered. Any such notice to the Corporation may be so delivered to the Corporation at its registered office or to any director of the Corporation. If such a notice is delivered to the party to whom it is to be delivered, it shall be deemed to have been validly delivered to, and received by, such party on the business day of delivery. If such a notice is delivered by facsimile transmission, it shall be deemed to have been validly delivered to, and received by, the party to whom it was to be delivered on the expiry of eight hours after it was transmitted or 9:00 a.m. (local time) on the first business day next following its transmission, whichever is the later. If such a notice is delivered by mail, it shall be deemed to have been validly delivered to, and received by the party to whom it was to be delivered, on the third business day next following the mailing thereof in

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                                      -11-

Canada or the United States of America, provided that no party shall mail any such notice during any period during which Canadian postal workers or the United States Postal Service, whether in the whole of Canada or the United States of America, or in any region thereof from which such notice is to be sent or where such a notice is to be so delivered, are on strike, are withholding their services for any reason whatsoever (whether lawfully or otherwise) or are locked out, or if any such strike, withholding of services or lock-out is threatened or has only been terminated so that, in the result, it may be reasonably anticipated that the normal delivery of mail will be adversely affected.

7.3      FRACTIONAL SHARES

         A holder of a fractional share issued by the Corporation is entitled to exercise voting rights and to receive dividends in respect of the fractional share in accordance with the rights attaching to the shares of that class of the Corporation, provided that, (1) the holder of a fractional share is entitled to one vote on a show of hands at all meetings at which holders of such class of shares are entitled to vote, but if a ballot be demanded, the vote of the holder of the fractional share shall only be counted as a fractional vote in the same fraction as the share held by him and (2) the amount of the dividend which the holder of a fractional share is entitled to receive in respect of such fractional share shall be calculated as a fraction of the amount of the dividend which a holder of a full share of such class is entitled to receive, the fraction for the purposes of such calculation to be equal to the fraction which the fractional share represents to the full share.

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                     THIS IS SCHEDULE II referred to in the
                    Articles of Incorporation of CANADA LTD.

         The transfer of shares shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without the previous sanction of the Directors expressed by a resolution passed at a meeting of the Directors or by an instrument or instruments in writing signed by all of the Directors, provided that, the foregoing provisions shall not apply where any transfer of shares of the Corporation is required, takes place, or is being effected (1) in favour of the persons vested (whether by testamentary instrument, court order or otherwise by law) with legal authority to deal with the property of a deceased shareholder or (2) if to grant or refuse to grant the consent aforesaid would contravene the provisions of any instrument or instruments in writing signed by all of the shareholders of the Corporation if notice of such instrument or instruments has been previously delivered to the Corporation. Words herein contained importing the singular number only shall include the plural and vice versa and words herein contained importing one gender only shall include all genders.

                     THIS IS SCHEDULE III referred to in the
                    Articles of Incorporation of CANADA LTD.

         The number of shareholders exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than 50, two or more persons who are the joint registered owners of one or more shares being counted as a single shareholder. Any invitation to the public to subscribe for securities of the Corporation is prohibited.